As filed with the Securities and Exchange Commission on June 18, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Twist Bioscience Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-2058888 (I.R.S. Employer Identification Number)
681 Gateway Blvd.
South San Francisco, CA 94080
(800) 719-0671
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Emily M. Leproust, Ph.D.
Chief Executive Officer
681 Gateway Blvd.
South San Francisco, CA 94080
(800) 719-0671
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
John V. Bautista, Esq. Niki Fang, Esq. Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 (415) 773-5700	Dennis Cho, Esq. Chief Legal Officer and Corporate Secretary Twist Bioscience Corporation 681 Gateway Blvd. South San Francisco, CA 94080 (800) 719-0671
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement contains:
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a base prospectus which covers the offering, issuance and sale by the registrant or selling securityholders, of the registrant’s common stock, preferred stock, debt securities, warrants and/or units; and

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a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to $200,000,000 of the registrant’s common stock that may be issued and sold from time to time under a sales agreement (the “Sales Agreement”), entered into with TD Securities (USA) LLC (“TD Cowen”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus.

PROSPECTUS
Twist Bioscience Corporation
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

From time to time, we or any selling securityholders may offer and sell any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We or any selling securityholders may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered. We will not receive any of the proceeds from the sale of securities by the selling securityholders.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “TWST”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.
We or any selling securityholders may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. The price to the public of such securities and the net proceeds we or the selling securityholders expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 18, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (SEC), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the Securities Act), using a “shelf” registration process. Under this process, we and/or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
This prospectus only provides you with a general description of the securities we or any selling securityholders may offer. Each time we or any selling securityholders sell a type or series of securities under this prospectus, we or the selling securityholders, as the case may be, will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, the selling securityholders. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement.
This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Twist”, “we”, “us”, “our”, the “company” or similar references refer to Twist Bioscience Corporation and its subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants, debt securities, units or any combination of the foregoing securities.
We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Twist”, “we”, “us”, “our”, the “company” or similar references refer to Twist Bioscience Corporation and its subsidiaries, if any, unless otherwise specified.
Company Overview
We provide customizable solutions across the biological continuum that enable scientific discovery and development across therapeutics, diagnostics and other high-growth markets. Our proprietary silicon-based platform delivers precision, scale and speed, supporting consistent, high-quality performance across a broad range of applications.
At the core of our platform is a differentiated method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. By integrating proprietary hardware, software and scalable infrastructure, including our e-commerce platform, we achieve high levels of precision, automation and throughput at a lower cost relative to legacy methods.
We have extended this platform beyond DNA synthesis to offer an integrated portfolio that includes multiple products and services, including clonal genes, next-generation sequencing (“NGS”), sample preparation tools, antibody libraries and biologics discovery services. These solutions are designed to improve research efficiency, accelerate development timelines and deliver reproducible, high-quality data. Leveraging the same platform, we also manufacture synthetic RNA, express antibody proteins, perform characterization assays and deliver data to customers and partners.
Our solutions DNA synthesis and protein solutions (“DSPS”) and NGS applications, support a wide range of applications, including traditional and AI-enabled therapeutics discovery, diagnostic development, industrial and applied research, agricultural biotechnology and academic research. By increasing efficiency and scalability in research and development, we support efforts to improve human health and sustainability.
We serve more than 3,800 customers annually across therapeutics, diagnostics, industrial and applied markets, academia, government and global supply partners. Our multi-channel commercial strategy includes direct sales teams aligned to key markets, an e-commerce platform that enables customers to design, validate and order customized products on demand, with real-time pricing and order tracking, a custom API for those wishing to order directly, an inside sales team and OEM agreements with many companies to expand our reach.
Corporate Information
We were incorporated in Delaware on February 4, 2013. Our principal executive offices are located at 681 Gateway Blvd., South San Francisco, CA 94080. Our telephone number at that location is (800) 719-0671. Our corporate website address is www.twistbioscience.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website to be part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
The Securities We May Offer
We may offer shares of common stock, shares of preferred stock, debt securities, warrants, either individually or in units from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “TWST.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.
We refer to our common stock, preferred stock, debt securities, warrants and units in this prospectus as “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, as described below under “Plan of Distribution.”
Use of Proceeds
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise indicated in one or more prospectus supplements to this prospectus, we anticipate the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise of any convertible securities, if any, will be used for general corporate purposes.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “TWST.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly reports on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.” Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.
We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements are also identified by the words “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” and variations of such words and similar expressions. You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this filing and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. Forward-looking statements may include, but are not limited to, statements about:
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our ability to increase our revenue and our revenue growth rate;

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our ability to accurately estimate capital requirements and our needs for additional financing;

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our estimates of the size of our market opportunities;

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our ability to increase DNA production, reduce turnaround times and drive cost reductions for our customers;

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our ability to effectively manage our growth and maintain and improve operational efficiency, cost control and gross margin as we scale;

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our ability to successfully enter new markets and manage our international expansion;

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our ability to comply with evolving international regulatory requirements, including those in the European Union and other key markets;

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our ability to develop and commercialize additional products in the therapeutics, diagnostics, industry and applied, academic research and government and global supply partners revenue industries, including our portfolio of Express products;

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our ability to leverage our investment in our manufacturing infrastructure;

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our ability to protect our intellectual property, including our proprietary DNA synthesis platform;

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costs associated with defending intellectual property infringement and other claims;

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the effects of increased competition in our business;

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our ability to keep pace with rapid changes in technology and evolving competitive dynamics;

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our ability to integrate and leverage artificial intelligence and machine learning technologies to improve operational efficiency, product development and customer solutions;

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our ability to successfully identify, evaluate and manage any future acquisitions of businesses, solutions or technologies;

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the success of our marketing efforts;

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a significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation;

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our ability to attract and retain qualified employees and key personnel;

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the effects of natural or man-made catastrophic events or public health emergencies;

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the effectiveness of our internal controls;

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changes in government regulation affecting our business;

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uncertainty as to economic and market conditions and the impact of adverse economic conditions; and

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other risk factors included under the section titled “Risk Factors”

You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this prospectus and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements.
You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectuses that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. General corporate purposes may include, but are not limited to, additions to working capital, capital expenditures, future acquisitions or in-licensing of technology or complementary businesses, or other assets, investments in our subsidiaries, stock repurchases or repayment or refinancing of indebtedness. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in a variety of capital preservation instruments or hold as cash.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling securityholders.

SELLING SECURITYHOLDERS
In addition to covering the offering of the securities described in this prospectus by us, this prospectus covers the offering of securities by selling securityholders. Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a free writing prospectus, in an amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF OUR CAPITAL STOCK
General
The following is a summary of the rights of our common stock and preferred stock and certain provisions of our amended and restated certificate of incorporation, as amended, and amended and restated bylaws as they are currently in effect, which we refer to in this section as our certificate of incorporation and bylaws, respectively. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed with the SEC.
Our authorized capital stock consists of 210,000,000 shares, of which 200,000,000 shares are designated as common stock, par value $0.00001 per share, and 10,000,000 shares, are designated as preferred stock, par value $0.00001 per share. As of March 31, 2026, we had 62,154,412 shares of common stock outstanding, and no shares of preferred stock issued and outstanding.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and distribution of the liquidation preferences of any then outstanding shares of preferred stock. There are no redemption or sinking fund provisions applicable to the common stock.
Stock Exchange Listing
Our common stock is listed on the Nasdaq Global Select Market. The trading symbol for our common stock is “TWST.”
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock. Equiniti Trust Company, LLC’s address is 28 Liberty Street, 53rd Floor, New York, New York 10005.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to designate and issue up to the total number of authorized shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon each such series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, redemption prices, liquidation preference and sinking fund terms, any or all of which may be greater than or senior to the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and our bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated preferred stock
As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Limits on ability of stockholders to act by written consent or call a special meeting
Our certificate of incorporation provides that our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.
In addition, our bylaws provide that special meetings of the stockholders may be called only by the majority of our board of directors, the chairperson of our board of directors or the chief executive officer (or president in the absence of a chief executive officer). Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for advance notification of stockholder nominations and proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Board classification
Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class serve three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.
No cumulative voting
Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.
Amendment of charter and bylaws provisions
The amendment of the above provisions of our certificate of incorporation requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors. The amendment of certain provisions of our bylaws also requires approval by the holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.
Delaware anti-takeover statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

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at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
These provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.
Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, any action asserting a claim against us arising pursuant to any provisions of the DGCL, our certificate of incorporation or our bylaws, any action or proceeding asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware or any action asserting a claim against us that is governed by the internal affairs doctrine, subject in each case to the Court of Chancery having personal jurisdiction over the parties named as defendants therein. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
In addition, our certificate of incorporation provides that the U.S. federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. While the Delaware Supreme Court determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against us, our directors, officers or other employees in a venue other than in the U.S. federal district courts. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our certificate of incorporation, and this may require significant additional costs associated with resolving such action in other jurisdictions.

DESCRIPTION OF OUR DEBT SECURITIES
The debt securities will constitute either senior or subordinated debt of Twist Bioscience Corporation. The debt securities that are sold may be exchangeable for and/or convertible into shares of common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities or warrants or any combination of such securities.

PLAN OF DISTRIBUTION
We and any selling securityholder, as applicable, may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
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to or through underwriters or dealers;

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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions other than on these exchanges or systems or in the over-the-counter market;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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directly to purchasers;

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a combination of any of these methods of sale; and

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any other method permitted pursuant to applicable law.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on The Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to whether an active trading market will develop for the offered securities or the liquidity of the trading market for any of the securities. We have no current plans for listing of the preferred stock, debt securities, warrants or units on any securities exchange or quotation system. Any such listing with respect to any particular preferred stock, debt securities, warrants or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us as well as any other offering expenses. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2025, and the effectiveness of our internal control over financial reporting as of September 30, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on the “Investor Relations” page of our website at www.twistbioscience.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) until the termination of the registration statement of which this prospectus is a part:
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Our Annual Report on Form 10-K for the year ended September 30, 2025, as filed with the SEC on November 17, 2025;

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Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025 and March 31, 2026, filed on February 2, 2026 (and amended on February 26, 2026) and May 4, 2026, respectively;

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Our Current Reports on Form 8-K filed with the SEC on February 6, 2026 and February 17, 2026; and

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The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on October 25, 2018, as updated by the description of our capital stock included in Exhibit 4.5 of our Annual Report on Form 10-K filed with the SEC on November 27, 2020, and any other amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:
Twist Bioscience Corporation
681 Gateway Blvd.
South San Francisco, CA 94080
Telephone: (800) 719-0671

Twist Bioscience Corporation
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

June 18, 2026

PROSPECTUS SUPPLEMENT
Up To $200,000,000
Common Stock
We have entered into a Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC (“TD Cowen”) relating to shares of our common stock, par value $0.00001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time through or to TD Cowen, acting as sales agent or principal.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “TWST.” On June 16, 2026, the last reported sale price on Nasdaq of our common stock was $84.95 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through Nasdaq or on any other trading market for our common stock, or by any other method permitted by law. TD Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation of TD Cowen for sales of common stock sold pursuant to the Sales Agreement will be an amount up to 3% of the gross proceeds of any shares of common stock sold under the Sales Agreement. See “Plan of Distribution” for additional information regarding compensation to be paid to TD Cowen. In connection with the sale of the common stock on our behalf, TD Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of TD Cowen may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
TD Cowen
The date of this prospectus supplement is June 18, 2026

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of an automatic registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Under the shelf registration statement, we may offer shares of our common stock, preferred stock, debt securities and warrants, including common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock or common stock, preferred stock or debt securities upon the exercise of warrants. Under this prospectus supplement we may offer shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.
This prospectus supplement relates to the offering of our common stock having an aggregate offering price of up to $200,000,000 under the Sales Agreement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor TD Cowen has authorized any other party to provide you with different information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor TD Cowen is making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.
We and TD Cowen are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside of the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside of the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Before purchasing any securities, you should carefully read both this prospectus supplement, the accompanying prospectus and any free writing prospectus, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.” You should assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus supplement, the accompanying prospectus or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell any securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the automatic registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement, this prospectus supplement and the accompanying prospectus. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents that are filed as exhibits to the registration statement or any document incorporated by reference therein, the reference may not be complete and you should refer to such exhibits for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
Our website address is www.twistbioscience.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website or any of our social media channels is not a part of, and is not incorporated into, this prospectus supplement and the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement (other than, in each case, documents or information that have been furnished and not filed in accordance with SEC rules) until the termination of the registration statement of which this prospectus supplement is a part:
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Our Annual Report on Form 10-K for the year ended September 30, 2025, as filed with the SEC on November 17, 2025;

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Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025 and March 31, 2026, filed on February 2, 2026 (and amended on February 26, 2026) and May 4, 2026, respectively;

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Our Current Reports on Form 8-K filed with the SEC on February 6, 2026 and February 17, 2026; and

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The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on October 25, 2018, as updated by the description of our capital stock included in Exhibit 4.5 of our Annual Report on Form 10-K filed with the SEC on November 27, 2020, and any other amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference in this prospectus supplement, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following:
Twist Bioscience Corporation
681 Gateway Blvd.
South San Francisco, CA 94080
Telephone: (800) 719-0671

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our company and this offering, you should carefully read and consider the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” on page S-7 of this prospectus supplement and the documents incorporated by reference in this prospectus supplement.
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “Twist”, “we”, “us”, “our”, the “company” or similar references refer to Twist Bioscience Corporation and its subsidiaries, if any, unless otherwise specified.
Company Overview
We provide customizable solutions across the biological continuum that enable scientific discovery and development across therapeutics, diagnostics and other high-growth markets. Our proprietary silicon-based platform delivers precision, scale and speed, supporting consistent, high-quality performance across a broad range of applications.
At the core of our platform is a differentiated method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. By integrating proprietary hardware, software and scalable infrastructure, including our e-commerce platform, we achieve high levels of precision, automation and throughput at a lower cost relative to legacy methods.
We have extended this platform beyond DNA synthesis to offer an integrated portfolio that includes multiple products and services, including clonal genes, next-generation sequencing (“NGS”), sample preparation tools, antibody libraries and biologics discovery services. These solutions are designed to improve research efficiency, accelerate development timelines and deliver reproducible, high-quality data. Leveraging the same platform, we also manufacture synthetic RNA, express antibody proteins, perform characterization assays and deliver data to customers and partners.
Our solutions, DNA synthesis and protein solutions (“DSPS”) and NGS applications, support a wide range of applications, including traditional and AI-enabled therapeutics discovery, diagnostic development, industrial and applied research, agricultural biotechnology and academic research. By increasing efficiency and scalability in research and development, we support efforts to improve human health and sustainability.
We serve more than 3,800 customers annually across therapeutics, diagnostics, industrial and applied markets, academia, government and global supply partners. Our multi-channel commercial strategy includes direct sales teams aligned to key markets, an e-commerce platform that enables customers to design, validate and order customized products on demand, with real-time pricing and order tracking, a custom API for those wishing to order directly, an inside sales team and OEM agreements with many companies to expand our reach.
Corporate Information
We were incorporated in Delaware on February 4, 2013. Our principal executive offices are located at 681 Gateway Blvd., South San Francisco, CA 94080. Our telephone number at that location is (800) 719-0671. Our corporate website address is www.twistbioscience.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website to be part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “TWST.”

THE OFFERING
Common Stock Offered by Us
Shares of our common stock having an aggregate gross sales price of $200,000,000.
Manner of Offering
“At the market offering” that may be made from time to time through or to TD Cowen, as agent or principal. See “Plan of Distribution.”
Shares of Common Stock Outstanding After this Offering
Up to 64,508,738 shares of our common stock, assuming the sale of 2,354,326 shares of our common stock in this offering at an assumed offering price of $84.95 per share, which was the last reported sale price of our common stock on Nasdaq on June 16, 2026. The actual number of shares of our common stock issued will vary depending on the sales prices under this offering.
Use of Proceeds
We intend to use the net proceeds from the sale of shares of our common stock for working capital and other general corporate purposes. We may also use a portion of the net proceeds and our existing cash, cash equivalents and marketable securities to in-license, acquire or invest in complementary businesses, technology platforms, products or assets. However, we have no current commitments or obligations to do so. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our common stock offered by this prospectus supplement. See “Use of Proceeds.”
Risk Factors
See the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq symbol
Our common stock is currently traded on the Nasdaq Global Select Market under the symbol “TWST.”
The number of shares of common stock outstanding immediately after this offering is based on 62,154,412 shares of common stock outstanding as of March 31, 2026, and excludes:
•
1,180,550 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2026, with a weighted-average exercise price of $31.40 per share;

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2,837,074 shares of common stock underlying restricted stock units outstanding as of March 31, 2026;

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2,420,483 shares of common stock underlying performance-based restricted stock units outstanding as of March 31, 2026;

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2,552,411 shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan (the “2018 Plan”), as of March 31, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2018 Plan; and

•
861,767 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan (the “2018 ESPP”), as of March 31, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2018 ESPP.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making a decision whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly reports on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement in their entirety, as updated or superseded by the risks described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information in this prospectus supplement, the documents incorporated by reference and any applicable prospectus supplement or any free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find Additional Information.” The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Relating to This Offering and Our Common Stock
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and our existing cash and cash equivalents, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding such application. Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline.
It is not possible to predict the number of shares, if any, that will be issued or the aggregate proceeds resulting from sales made under the Sales Agreement.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the Sales Agreement. The number of shares that are sold through TD Cowen, if any, after we deliver a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with TD Cowen in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the number of shares that will be sold or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.
You may experience immediate and substantial dilution as a result of this offering.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 2,354,326 shares of our common stock are sold at a price of $84.95 per share, the last reported sale price of our common stock on Nasdaq on June 16, 2026, for aggregate gross proceeds of approximately $200,000,000, investors in this offering would incur immediate dilution of $76.37 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to investors. In addition, to the extent we need to raise additional capital in the future, and we issue shares of our common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution. Additionally, the new securities may have rights senior to those of our common stock offered in this offering.
Future sales of equity could result in dilution to our existing stockholders.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to TD Cowen, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
We have never paid dividends on our capital stock and we do not intend to pay dividends for the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our common stock increases.
We have never declared or paid any dividends on our common stock and do not intend to pay any dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after any price appreciation as the only way to realize any future gains on their investments.
There are risks, including stock market volatility, inherent in owning our common stock.
The market price and volume of our common stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein, or changes in the market regarding our business, financial performance and other factors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, as well as the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements relate to, among other matters, future growth, expansion and other expectations regarding future operations plans and financial performance, expectations plans for product development and licensing to third parties, expectations regarding market penetration, anticipated customer conversions to our products, plans to expand in the international markets and identification and development of potential antibody candidates, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference. These factors include, among other things:
•
our ability to increase our revenue and our revenue growth rate;

•
our ability to accurately estimate capital requirements and our needs for additional financing;

•
our estimates of the size of our market opportunities;

•
our ability to increase DNA production, reduce turnaround times and drive cost reductions for our customers;

•
our ability to effectively manage our growth and maintain and improve operational efficiency, cost control and gross margin as we scale;

•
our ability to successfully enter new markets and manage our international expansion;

•
our ability to comply with evolving international regulatory requirements, including those in the European Union and other key markets;

•
our ability to develop and commercialize additional products in the therapeutics, diagnostics, industry and applied, academic research and government and global supply partners revenue industries, including our portfolio of Express products;

•
our ability to leverage our investment in our manufacturing infrastructure;

•
our ability to protect our intellectual property, including our proprietary DNA synthesis platform;

•
costs associated with defending intellectual property infringement and other claims;

•
the effects of increased competition in our business;

•
our ability to keep pace with rapid changes in technology and evolving competitive dynamics;

•
our ability to integrate and leverage artificial intelligence and machine learning technologies to improve operational efficiency, product development and customer solutions;

•
our ability to successfully identify, evaluate and manage any future acquisitions of businesses, solutions or technologies;

•
the success of our marketing efforts;

•
a significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation;

•
our ability to attract and retain qualified employees and key personnel;

•
the effects of natural or man-made catastrophic events or public health emergencies;

•
the effectiveness of our internal controls;

•
changes in government regulation affecting our business; and

•
uncertainty as to economic and market conditions and the impact of adverse economic conditions; and

•
other risk factors included under the section titled “Risk Factors”

You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this prospectus supplement and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements.
You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $200,000,000 from time to time. Because there is no minimum offering amount required pursuant to the Sales Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.
Our management will have broad discretion over the uses of the net proceeds in this offering. We intend to use the net proceeds from the sale of shares of our common stock for working capital and other general corporate purposes. We may also use a portion of the net proceeds and our existing cash, cash equivalents and marketable securities to in-license, acquire or invest in complementary businesses, technology platforms, products or assets. However, we have no current commitments or obligations to do so.
The amounts and timing of our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying upon the judgment of our management regarding the application of these proceeds. We reserve the right to change the use of these proceeds.
Pending application of any net proceeds as described above, net proceeds may be invested temporarily until they are used for their stated purpose or for general corporate purposes.

DILUTION
If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the unaudited net tangible book value per share of our common stock after this offering. As of March 31, 2026, our unaudited net tangible book value was $359.9 million or $5.79 per share of our common stock. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities and intangible assets) by the shares of our common stock issued and outstanding as of March 31, 2026.
After giving effect to the sale by us of our common stock in the aggregate amount of approximately $200,000,000 in this offering at an assumed offering price of $84.95 per share, which was the last reported sale price of our common stock on Nasdaq on June 16, 2026, and after deducting estimated offering expenses payable by us, our as adjusted unaudited pro forma net tangible book value as of March 31, 2026 would have been approximately $553.3 million, or $8.58 per share of our common stock. This represents an immediate increase in as adjusted unaudited pro forma net tangible book value of $2.79 per share to existing stockholders and an immediate dilution of $76.37 per share to investors purchasing securities in this offering.
The following table illustrates the dilution:
Assumed public offering price per share of our common stock		$84.95
Unaudited net tangible book value per share of our common stock as of March 31, 2026	$5.79
Increase in unaudited net tangible book value per share of our common stock attributable to investors in this offering	$2.79
As adjusted unaudited pro forma net tangible book value per share of our common stock as of March 31, 2026, after giving effect to this offering		$8.58
Dilution in as adjusted unaudited pro forma net tangible book value per share of our common stock to investors purchasing our common stock in this offering		$76.37
The shares offered pursuant to the Sales Agreement are being sold from time to time at various prices. Each $5.00 increase (decrease) in the assumed public offering price of $84.95 per share, assuming all of our common stock in the aggregate amount of approximately $200,000,000 during the term of the Sales Agreement is sold at that price, would increase (decrease) the dilution per share to investors in this offering by approximately $4.98 per share ($4.98 per share), after deducting the commissions and estimated offering expenses payable by us). The information discussed above is illustrative only and will adjust based on the actual offering prices and the actual number of shares issued and sold pursuant to the Sales Agreement.
The above discussion and table are based on 62,154,412 shares of common stock outstanding as of March 31, 2026, and excludes:
•
1,180,550 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2026, with a weighted-average exercise price of $31.40 per share;

•
2,837,074 shares of common stock underlying restricted stock units outstanding as of March 31, 2026;

•
2,420,483 shares of common stock underlying performance-based restricted stock units outstanding as of March 31, 2026;

•
2,552,411 shares of common stock reserved for future issuance under the 2018 Plan, as of March 31, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2018 Plan; and

•
861,767 shares of common stock reserved for future issuance under the 2018 ESPP, as of March 31, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2018 ESPP

To the extent that other shares of our common stock are issued, investors purchasing shares of our common stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we incur. We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with TD Cowen, under which we may issue and sell from time to time up to $200,000,000 of our common stock through or to TD Cowen as our sales agent or principal. Sales of our common stock, if any, will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for our common stock, or by any other method permitted by law. Sales pursuant to the Sales Agreement may be made through an affiliate of TD Cowen.
TD Cowen will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of common stock to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the Sales Agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct TD Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our common stock being made through TD Cowen under the Sales Agreement upon proper notice to the other party. We and TD Cowen each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion, at any time.
The aggregate compensation payable to TD Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse TD Cowen up to $100,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with the execution of the Sales Agreement, in addition to certain ongoing disbursements of their legal counsel payable in the amount of $25,000 each time the Company is required to issue a bring-down certificate pursuant to Sales Agreement and up to $15,000 in fees incident to determining the compliance of sales of the shares with the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In accordance with FINRA Conduct Rule 5110, these reimbursed fees and expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the Sales Agreement, will be approximately $475,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
TD Cowen will provide written confirmation to us following the close of trading on Nasdaq on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through TD Cowen under the Sales Agreement and the net proceeds to us in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, TD Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transaction that stabilizes our common stock.
Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “TWST.” The transfer agent of our common stock is Equiniti Trust Company, LLC.

TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. TD Cowen and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, TD Cowen and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. TD Cowen and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Covington & Burling LLP, New York, New York, is acting as counsel for TD Cowen in connection with this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2025, and the effectiveness of our internal control over financial reporting as of September 30, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Up to $200,000,000
Common Stock

PROSPECTUS SUPPLEMENT

TD Cowen
June 18, 2026

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities registered hereby.
Item	Amount to be Paid
SEC registration fee		$27,620*
FINRA filing fee		**
Accounting fees and expenses		**
Legal fees and expenses (including Blue Sky fees)		**
Transfer agent, trustee and warrant agent fees and expenses		**
Printing and miscellaneous fees and expenses		**
Total	$	**

*
In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered, other than with respect to the $27,620 in SEC registration fees applicable to the offering of up to $200,000,000 of common stock pursuant to the sales agreement prospectus.

**
These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act and incorporated herein by reference.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of our amended and restated certificate of incorporation, as amended, and Article VI of our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL. In addition, we have entered into indemnification agreements with our officers and directors, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. The underwriters will be obligated, under certain circumstances, pursuant to any underwriting agreements we enter into in connection with the sale of any securities being registered hereby, to indemnify us and our officers and directors against certain liabilities under the Securities Act.
Item 16.   Exhibits.
Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement
1.2	Sales Agreement dated June 18, 2026, by and between the Registrant and TD Securities (USA) LLC.
3.1	Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the Commission on November 17, 2025)

Exhibit Number	Exhibit Title
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on November 18, 2022)
4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Amendment to the Registration Statement on Form S-1, filed with the Commission on October 17, 2018)
4.2	Description of Common Stock (incorporated by reference to Exhibit 4.5 of the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2020, filed with the Commission on November 27, 2020)
4.3*	Form of Preferred Stock Certificate
4.4*	Form of Common Stock Warrant Agreement (including warrant certificate).
4.5*	Form of Preferred Stock Warrant Agreement (including warrant certificate)
4.6*	Form of Unit Agreement (including form of unit certificate)
4.7	Form of Indenture
4.8*	Form of Debt Security
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities).
107	Filing fee table

*
To be filed by amendment or incorporated by reference in connection with an offering of securities.

**
To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 18, 2026.
TWIST BIOSCIENCE CORPORATION
By:
/s/ Emily M. Leproust, Ph.D.

Emily M. Leproust, Ph.D.
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Emily M. Leproust, Ph.D. and Dennis Cho and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Emily M. Leproust, Ph.D. Emily M. Leproust, Ph.D.	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	June 18, 2026
/s/ Adam Laponis Adam Laponis	Chief Financial Officer (Principal Financial Officer)	June 18, 2026
/s/ Robert F. Werner Robert F. Werner	Chief Accounting Officer (Principal Accounting Officer)	June 18, 2026
/s/ Nelson C. Chan Nelson C. Chan	Director	June 18, 2026
/s/ Robert Chess Robert Chess	Director	June 18, 2026
/s/ Keith Crandell Keith Crandell	Director	June 18, 2026

Name	Title	Date
/s/ Jan Johannessen Jan Johannessen	Director	June 18, 2026
/s/ Robert Ragusa Robert Ragusa	Director	June 18, 2026
/s/ Trynka Shineman Blake Trynka Shineman Blake	Director	June 18, 2026
/s/ Melissa Starovasnik Melissa Starovasnik	Director	June 18, 2026